UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 17, 2014

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Third Amended and Restated Employment Agreement

On December 17, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GigOptix, Inc. (the “Company”) approved, and the Company entered into, a Third Amended and Restated Employment Agreement to renew the current agreement that would otherwise expire on December 31, 2014 (the “Katz Employment Agreement”) with Dr. Avi Katz, the Company’s current President and Chief Executive Officer, amending this current agreement, the Second Amended and Restated Employment Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on August 15, 2012 (the “Prior Employment Agreement”). The Katz Employment Agreement calls for Dr. Katz to continue to serve as Chief Executive Officer, and provides that the term of the Employment Agreement, which was set to expire on December 31, 2014, under the terms of the Prior Employment Agreement, will continue to December 31, 2017. Under the Katz Employment Agreement, Dr. Katz will receive a base salary of $438,000 per year commencing in calendar year 2015, which is an increase from Dr. Katz’s current base salary of $409,500 per year, that was unchanged since the previous amendment in 2012, and as was the case under the Prior Employment Agreement, is subject to annual review by the Compensation Committee. This increase represents the standard industry annual increase of 4% and in addition, an amount of $12,000 in lieu of the annual life insurance policy amount that was authorized as part of the Prior Employment Agreement, and which under the terms of the Katz Employment Agreement is no longer being purchased or paid for by the Company.

Additionally, as was the case under the terms of the Prior Employment Agreement, Dr. Katz continues to be eligible to receive an annual performance bonus (the “Annual Bonus”) under such executive incentive plan as is applicable to executives of the Company generally, with target bonus and performance metrics to be determined by the Board or the Compensation Committee, and for which the target of the Annual Bonus is an amount equal to 100% of the annual base salary during the specific fiscal year. In addition to the Annual Bonus, and consistent with the terms of the Prior Employment Agreement, the Compensation Committee or the Board will consider awarding special achievement bonuses (a “Special Achievement Bonus”) for Dr. Katz upon the completion of acquisitions, sales or other special activities that generate value to the Company as recognized by the Compensation Committee or the Board.

The Prior Employment Agreement provided that if in connection with the change of control transaction Dr. Katz’s employment with the Company is terminated without “cause” or he resigns for “good reason” (as those terms are defined in the Katz Employment Agreement), Dr. Katz would be entitled to receive a pro-rated Annual Bonus plus an amount equal to three years of his then existing annual base salary and three years of his average bonus for the prior two fiscal years. The Katz Employment Agreement also so provides and clarifies that the average bonus includes both any Annual Bonus and any Special Achievement Bonus paid in the prior two fiscal years. In addition, the Katz Employment Agreement similarly provides that Dr. Katz would be entitled to receive such compensation if his employment with the Company is terminated without “cause” or he resigns for “good reason” (as those terms are defined in the Katz Employment Agreement) in the absence of a change of control transaction. In such event, and consistent with the terms of the Prior Employment Agreement, the amount equal to three years of the then existing annual base salary will be paid as follows: first, in installments over a six month period in an amount of up to six months of his annual base salary, and then at the end of the six month period, a lump sum payment equal to thirty months of his annual base salary. Under the terms of the Katz Employment Agreement, at the time that the lump sum payment is made, the Company will also include in that lump sum payment the equivalent of three years of Annual Bonuses and Special Achievement Bonuses. As provided for under the terms of the Prior Employment Agreement, receipt of such payments is conditioned upon a release of claims by Dr. Katz, and forbearance for six months from competing with the business of the Company and for twelve months from soliciting customers and employees of the Company to terminate or diminish their relationships with the Company.

Other than as described above, the material terms of the Katz Employment Agreement are as provided in the Prior Employment Agreement. A copy of the Katz Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Katz Employment Agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.1.

Chief Financial Officer Employment Agreement

On December 17, 2014, the Compensation Committee approved, and the Company entered into, an Employment Agreement with Darren Ma, the Company’s Chief Financial Officer (the “Ma Employment Agreement”). The Ma Employment Agreement calls for an annualized base salary of $175,000 for 2014, increasing to $180,000 effective January 1, 2015, the opportunity to earn an annual performance bonus under such executive incentive plan as is applicable to executives of the Company generally, the possibility to receive equity awards, and various benefits. In the event Mr. Ma’s employment with the Company is terminated without “cause” or for “good reason” (as those terms are defined in the Ma Employment Agreement), Mr. Ma would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of his annual base salary then in effect. In addition, half of the unvested equity awards held by Mr. Ma will vest in such event.

A copy of the Ma Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Ma Employment Agreement does not purport to be complete and is qualified by its entirety by reference to Exhibit 10.2.

Payments to Chief Executive Officer

On December 22, 2014, pursuant to the terms of the Katz Employment Agreement, the Compensation Committee approved the payment of a one-time cash Special Achievement Bonus to Dr. Katz in the amount of

$50,000 for the completion of the acquisition of the assets of Tahoe RF Semiconductor, Inc. In addition, on December 17, 2014, the Compensation Committee approved the payment to Dr. Katz of $25,000 as compensation for his service in 2014 on behalf of the Company as the Chairman of the board of directors of BrPhotonics Produtos Optoeletrônicos LTDA., out of Campinas, Brazil.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2014, the Board reconstituted the membership of the Audit Committee as follows:

•	Neil J. Miotto (Chairman and Audit Committee Financial Expert)

•	Kimberly D.C. Trapp

•	Frank W. Schneider

•	John J. Mikulsky

•	Joseph J. Lazzara

On December 17, 2014, the Board reconstituted the membership of the Compensation Committee as follows:

•	Kimberly D.C. Trapp (Chairwoman)

•	Neil J. Miotto

•	Frank W. Schneider

•	John J. Mikulsky

•	Joseph J. Lazzara

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Third Amended and Restated Employment Agreement by and between the Company and Dr. Katz, dated as of December 17, 2014.

Exhibit 10.2	Employment Agreement by and between the Company and Mr. Ma, dated as of December 17, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/S/ DR. AVI KATZ
Dr. Avi Katz
Chief Executive Officer

Date: December 23, 2014

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Third Amended and Restated Employment Agreement by and between the Company and Dr. Katz, dated as of December 17, 2014.

Exhibit 10.2	Employment Agreement by and between the Company and Mr. Ma, dated as of December 17, 2014.